EXHIBIT 32
In connection with the Quarterly Report of Carriage Services, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2009, (“Form 10-Q”) as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned officers of the Company certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that: (i) the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 7, 2009	/s/ Melvin C. Payne
Melvin C. Payne
Chairman of the Board, President and Chief Executive Officer

/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President and Chief Financial Officer